EXHIBIT 23(c)

CONSENT OF CROWE, CHIZEK AND COMPANY LLP

To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Merchants Bancorp, Inc. Thrift Plan of our report dated June 3, 1999 on the Merchants Bancorp, Inc. Thrift Plan (the "Plan") 1998 financial statements included in the Form 11-K of the Plan for the year ended December 31, 1998.

/s/Crowe, Chizek and Company LLP

Oak Brook, Illinois
February 21, 2000